UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2013

MONTALVO SPIRITS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173537	27-4004890
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4236 Laurel Glen Drive, Moorpark, California 93021
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 266-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2013, Montalvo Spirits, Inc. (the “Company”) signed a $10.05 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.    Upon signing the Purchase Agreement, LPC agreed to purchase $50,000 from the Company as an initial purchase under the agreement in exchange for 100,000 shares of our common stock.  We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 24-month period to sell up to an additional $10 million of our common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the Purchase Agreement.  In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if on the date of such purchase the closing sale price of the Common Stock is not below $.75 per share.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $10 million of additional future funding will be based on the prevailing market prices of the Company’s shares immediately preceding the time of sales, with the Company controlling the timing and amount of any future sales, if any, of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.  In consideration for entering into the $10.05 million agreement, we issued to LPC 603,000 shares of our common stock as a commitment fee. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.  The proceeds received by the Company under the purchase agreement are expected to be used to fund the company’s development and marketing of existing and potential spirits brands, and for general corporate purposes.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

4.1	Registration Rights Agreement, dated August 29, 2013
10.1	Purchase Agreement, dated August 29, 2013
99.1	Press Release dated September 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTALVO SPIRITS, INC.

Date: September 3, 2013	By:	/s/ Alex Viecco
Alex Viecco
Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION
4.1	Registration Rights Agreement, dated August 29, 2013
10.1	Purchase Agreement, dated August 29, 2013
99.1	Press Release dated September 3, 2013